1500 Gateway Boulevard, Suite 202      Boynton Beach, FL 33426

432 Park Avenue South, 10 Floor      New York, NY 10016

Telephone: (561) 752-1721      Fax: (561) 734-8562

November 5, 2012

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: Metha Energy Solutions, Inc.

File Ref. No. 333-152539

We have read the statements of Metha Energy Solutions, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 29, 2012 and agree with such statements as they pertain to our firm.

Regards, LIGGETT, VOGT & WEBB, P.A. Certified Public Accountants